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                                                         EXHIBIT 5.1




                                                    March 30, 1994


Board of Directors
American Cyanamid Company

Dear Sirs:

         As Vice President and General Counsel of American Cyanamid Company
(the "Company"), I am familiar with the Registration Statement (No. 33-     )
on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933 (the "Act") of debt securities of the Company to be issued in one or more series in an aggregate principal amount not to exceed $600,000,000 (the "Debt Securities").

         I am of the opinion that, when the Registration Statement has become effective under the Act, the indenture relating to the Debt Securities (the "Indenture") has been duly authorized, executed and delivered, the terms of the Securities and their issue and sale have been duly established in conformity with the Indenture and so as not to violate any applicable law or agreement or instrument then binding on the Company, the Debt Securities have been duly executed and authenticated in accordance with such Indenture, and the Debt Securities have been duly issued and delivered against payment therefor in the manner set forth in the Indenture, the Debt Securities will have been legally issued, will constitute valid and binding obligations of the Company, will be entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Opinion" in the prospectus forming part of the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.


                                                 Very truly yours,



                                                 Joseph S. McAuliffe